Exhibit 4.13
STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of April __, 2007 by and between the parties listed on the signature pages hereto as Optionees ("Optionees"), and Rudolf Gunnerman and Doris Gunnerman, as joint owners, the undersigned stockholders ("Stockholders") of Sulphco, Inc., a Nevada corporation (the "Company").

BACKGROUND

A. Concurrently with the execution of this Agreement, Optionees , Stockholder and the Company have entered into that certain Assignment of Promissory Note, of even date herewith (“Assignment”; all capitalized terms used and not defined herein are used as defined in the Assignment), pursuant to which Optionees are purchasing from Stockholders 125,000 shares of Common Stock of Sulphco, of even date herewith (“Stock Purchase”).

B. Stockholders are the beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of at least 1,750,000 shares of outstanding common stock of the Company ("Shares” or “Securities”).

NOW, THEREFORE, in consideration of the execution and delivery by Optionees of the Assignment and the mutual covenants, conditions and agreements herein contained, and intending to be legally bound, the parties hereto hereby agree as follows:

1. Option.

(a) Subject to the terms and conditions set forth in this Agreement, effective immediately, the Stockholders hereby grant to Optionees an option (the "Option") to purchase up to 125,000 Shares from the Stockholders (for each Optionee up to the Allocated Amount set forth on the signature pages hereof) , at a per share purchase price equal to Four Dollars ($4.00) per share (the "Purchase Price").

(b) The shares subject to the Option are the following Common Stock Certificates of the Company: number ____, dated _____ __, ____, in the amount of ______ shares issued to the Stockholders and number ____, dated _______ __, ____, in the amount of _______ shares issued to the Stockholders (collectively, the “Certificates”). Simultaneously with the execution of this Option Agreement, the Certificates shall be delivered into escrow with Grushko & Mittman, P.C., as escrow agent (“Escrow Agent”), pursuant to the form of escrow agreement attached hereto as Exhibit A. If at any time after the date of execution of this Agreement and during the term hereof, Stockholders receive any further shares of stock due to a stock split, or otherwise, with regard to the shares represented by Certificates, they shall immediately deliver those shares into escrow with the Escrow Agent.

(c) The Option may be exercised by an Optionee in whole or in part commencing on the Closing Date and continuing through the eight (8) month anniversary of the Closing Date. There may be multiple exercises of the Option and at the time of each partial exercise the Stockholders shall make a notation in their books and records as to the remaining portion of the Option subject to exercise.

(d) In the event that an Optionee wishes to exercise the Option, it shall send to the Stockholders and Escrow Agent a written notice (the date of each such notice being herein referred to as a "Notice Date") setting forth its irrevocable election to that effect, which notice also specifies a date not earlier than five (5) business days nor later than thirty (30) business days from the Notice Date for the closing of such purchase (an "Option Closing Date"). The place of any Option Closing shall be at the offices of Grushko & Mittman, P.C. at 551 Fifth Avenue, Suite 1601, New York, NY 10176, and the time of the Option Closing shall be 10:00 a.m. (New York Time) on the Option Closing Date.

(e) At the Option Closing, an Optionee shall pay to the Stockholders by delivery to Escrow Agent in immediately available funds by wire transfer to a bank account designated in writing in the Escrow Agreement an amount equal to the Purchase Price; provided, that failure or refusal of the Escrow Agent to designate a bank account shall not preclude Optionee from exercising the Option. The terms of the Escrow Agreement shall govern mechanics for release of stock and funds and related matters.

(f) At the Option Closing, upon delivery of immediately available funds as provided above, the Escrow Agent shall deliver: (i) to the Optionee a certificate or certificates representing its Securities to be purchased at such Option Closing (or, a certificate endorsed in blank) and registered on the books and records of the Company in Optionee’s name, which Securities shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, and (ii) to Stockholders, the Purchase Price.

(g) In the event of any change in the Company Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares or similar transaction, the type and number of Securities subject to the Option, and the per share purchase price therefor, shall be adjusted appropriately, so that Optionee shall receive upon exercise of the Option the number and class of shares or other securities or property that Optionee would have received if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

2. Termination. The right to exercise this Option shall terminate upon the eight (8) month anniversary of the date of this Agreement. Notwithstanding the foregoing, if the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, the Option shall remain exercisable and shall not terminate until the earlier of (x) the date on which such impediment shall become final and not subject to appeal, and (y) 5:00 p.m. New York Time, on the thirtieth (30th) business day after such impediment shall have been removed. Notwithstanding the termination of the Option or this Agreement, Optionees shall be entitled to purchase the Securities if it has exercised the Option in accordance with the terms hereof prior to such termination and such termination shall not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

3. Representations and Warranties of the Stockholders. The Stockholders hereby represent and warrant to Optionees as follows:

(a) Due Authorization; Enforceability. The Stockholders have full power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Stockholders, and no other proceedings on the part of the Stockholders are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholders and constitutes a valid and binding agreement of the Stockholders, enforceable against such Stockholders in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and to general principles of equity.

(b) Ownership of Securities; Voting Rights. The Stockholders have sole voting power with respect to the Shares. The Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding to which the Stockholders are a party restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

(c) No Encumbrances. Upon the exercise of the Option and the delivery to an Optionee by Stockholders of a certificate or certificates, or other similar document, evidencing the Shares, Optionee will receive good, valid and marketable title to the Shares, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Optionees’ voting rights, charges and other encumbrances of any nature whatsoever (except any security interest created by Optionees ).

(d) No Conflicts. No authorization, consent or approval of any court or any public body or authority is necessary for the consummation by the Stockholders of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Stockholders will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien or encumbrance upon any of the properties or assets of such Stockholders under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which such Stockholders are a party or by which his, her or its properties or assets are bound, other than breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not materially impair the ability of such Stockholders to perform his, her or its obligations hereunder.

(e) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholders.

(f) Stockholders were provided with the opportunity to present this Agreement and related documentation to an attorney for review and have determined upon their own free will to not avail themselves of such right. They understand that the transaction contemplated by this Assignment is a sophisticated business and financial transaction, and they have the acumen and experience to review this Assignment and related documentation and to enter into the transactions set forth in the Assignment without the aid of counsel. They acknowledge that they have not relied upon the advice, judgment or counsel of attorneys for either the Borrower or Optionees and they waive any claims they may have against them arising out of this transaction

4. Representations and Warranties of Optionees,

Each Optionee represents warrants as follows:

(a) Compliance with the Securities Act of 1933. The Optionee understands and agrees that the Securities have not been registered under the Securities Act of 1933 (“1933 Act”) or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Optionee contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(b) Status of Optionee. The Optionee is, and will be at the time of the exercise of the Option, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Optionee to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Optionee has the authority and is duly and legally qualified to purchase and own the Securities. The Optionee is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Optionee is accurate.

(c) Restricted Securities. Optionee understands that the Securities have not been registered under the 1933 Act and such Optionee will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.

(d) Upon exercise of the Option in whole or in part, the Securities issued shall bear the following or similar legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SULPHCO, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

5. Stockholders Covenants. The Stockholders hereby covenant and agree as follows:

(a) The Stockholders hereby agree, while this Agreement is in effect, and except as contemplated hereby, not to sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of (all of the foregoing, "Sell," "Sold" or "Sale," as the case may be), any of the Securities.

(b) The Stockholders agree not to engage in any action or omit to take any action which would have the effect of preventing or disabling Stockholders from delivering its Securities to Optionees or otherwise performing its obligations under this Agreement.

(c) The Stockholders are responsible for making any filings required to be made by him with all regulatory bodies arising from the transactions contemplated hereby.

6. Miscellaneous.

(a) Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

(b) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

(c) Choice of Law and Venue; Jury Trial Waiver. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law. STOCKHOLDERS, COMPANY AND OPTIONEESWAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS ASSIGNMENT OR ANY TRANSACTION CONTEMPLATED HEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES. Each party hereby submits to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York.

(d) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to Stockholders:          Rudolf Gunnerman

If to Optionees:            To the one or more addresses and telecopier numbers indicated on the signature pages hereto

With a copy to:

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176
telecopier: (212) 697-3575

(e) Assignment; Binding Effect; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment without the consent required pursuant to the preceding sentence shall be null and void. Subject to the second preceding sentence, this Agreement (including, without limitation, the obligations of the Stockholders under Section 1 and Section 2 hereof) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. Notwithstanding the foregoing, any Optionee may assign this agreement to one or more of its affiliates.

(f) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(g) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

(h) Further Assurances. Each party hereto shall perform such further acts and execute such further documents as may reasonably be required to carry out the provisions of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

STOCKHOLDERS
________________________________________
RUDOLF GUNNERMAN

________________________________________
DORIS GUNNERMAN

ACKNOWLEDGED BY:
SULPHCO, INC.

By:_____________________________________

[SIGNATURE PAGE TO STOCK OPTION AGREEMENT]

[OPTIONEE SIGNATURE PAGES TO STOCK OPTION AGREEMENTS]

IN WITNESS WHEREOF the undersigned have executed this Stock Option Agreement as of the first date above written.

Name of Optionee:

Signature of Authorized Signatory of Optionee: _______________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Optionee:_______________________________________________________

Address for Notice to Optionee:

With a copy to (which shall not constitute notice):

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, NY 10176
Attn: Eliezer Drew, Esq.
Fax: (212) 697-3575
Email: counslers@aol.com

Address for Delivery of Securities for Optionee (if not same as above):

Proportionate Amount: _____%

Number of Shares of Option (“Allocated Portion”):______________

[SIGNATURE PAGES CONTINUE]

[OPTIONEE SIGNATURE PAGES TO STOCK OPTION AGREEMENT]

[OPTIONEE SIGNATURE PAGES TO STOCK OPTION AGREEMENT]

IN WITNESS WHEREOF the undersigned have executed this Stock Option Agreement as of the first date above written.

Name of Optionee:

Signature of Authorized Signatory of Optionee: _______________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Optionee:_______________________________________________________

Address for Notice to Optionee:

With a copy to (which shall not constitute notice):

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, NY 10176
Attn: Eliezer Drew, Esq.
Fax: (212) 697-3575
Email: counslers@aol.com

Address for Delivery of Securities for Optionee (if not same as above):

Proportionate Amount: _____%

Number of Shares of Option (“Allocated Portion”):______________

[SIGNATURE PAGES CONTINUE]

[OPTIONEE SIGNATURE PAGES TO STOCK OPTION AGREEMENT]

EXHIBIT A

ESCROW AGREEMENT